UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2020

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18511 Beaumont Highway, Houston, TX 77049

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Deep Down, Inc. (the “Company”) notified Mr. Micah Simmons (“Mr. Simmons”) of its decision to eliminate Mr. Simmons’ role of Chief Operating Officer and terminate his employment without cause. Pursuant to the terms of his employment agreement (the “Agreement”), the Company elected to relieve Mr. Simmons of his duties, effective immediately, and place him on garden leave for the remainder of his employment through May 31, 2020.

Pursuant to the terms of the Agreement, in connection with his termination, but subject to execution of a release of claims by Mr. Simmons, the Company is required to pay Mr. Simmons one time his current annual base salary of $245,000, payable over 12 months. In addition, the Company is required to pay all accrued, unpaid vacation time through the date of termination and all benefits to which the Mr. Simmons is entitled or vested under the terms of all employee benefit and compensation plans, agreements and arrangements in which Mr. Simmons is a participant as of the date of termination.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement and incorporated herein by reference. The full text of the Agreement has been filed by the Company in a Current Report on Form 8-K dated September 18, 2019.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGEMENTS OF CERTAIN OFFICERS.

The information under Item 1.02 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2020

DEEP DOWN, INC.

By:	/s/ Charles K. Njuguna
Charles K. Njuguna
President and Chief Executive Officer

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